                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                             INCYTE GENOMICS, INC.,

                         DONNER ACQUISITION CORPORATION

                                       AND

                                 PROTEOME, INC.



                                December 20, 2000

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I THE MERGER........................................................................1
        1.1    The Merger...................................................................1
        1.2    Closing......................................................................1
        1.3    Effective Time...............................................................1
        1.4    Corporate Organization.......................................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY.........................2
        2.1    Effect on Company Shares.....................................................2
        2.2    Conversion of Stock Options..................................................6
        2.3    Escrow Consideration.........................................................6
        2.4    Surrender and Payment........................................................6
        2.5    Dissenting Shares............................................................8
        2.6    Adjustments..................................................................8
        2.7    Fractional Shares............................................................8
        2.8    Withholding Rights...........................................................8
        2.9    Lost Certificates............................................................9

ARTICLE III THE SURVIVING CORPORATION.......................................................9
        3.1    Certificate of Incorporation.................................................9
        3.2    Bylaws.......................................................................9
        3.3    Directors and Officers.......................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................9
        4.1    Organization and Qualification...............................................9
        4.2    Capital Structure...........................................................10
        4.3    Subsidiaries; Equity Investments............................................11
        4.4    Authority...................................................................12
        4.5    No Conflict with Other Instruments..........................................12
        4.6    Governmental Consents.......................................................12
        4.7    Financial Statements........................................................13
        4.8    Absence of Changes..........................................................13
        4.9    Properties..................................................................15
        4.10   Environmental Matters.......................................................15
        4.11   Taxes.......................................................................16
        4.12   Employees and Employee Benefit Plans........................................17
        4.13   Labor Matters...............................................................18
        4.14   Compliance with Law.........................................................18
        4.15   Litigation..................................................................18
        4.16   Contracts...................................................................19
        4.17   No Default..................................................................19
        4.18   Proprietary Rights..........................................................20
        4.19   Insurance...................................................................21

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
        4.20   Brokers or Finders..........................................................21
        4.21   Related Parties.............................................................22
        4.22   Certain Advances............................................................22
        4.23   Underlying Documents........................................................22
        4.24   No Misleading Statements....................................................22
        4.25   Information Statement.......................................................22

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY...................23
        5.1    Organization................................................................23
        5.2    Authority...................................................................23
        5.3    No Conflict with Other Instruments..........................................23
        5.4    Governmental Consents.......................................................24
        5.5    SEC Documents...............................................................24
        5.6    Shares of Parent Common.....................................................24
        5.7    No Material Adverse Change..................................................24
        5.8    Brokers or Finders..........................................................24
        5.9    Financial Statements........................................................24
        5.10   Litigation..................................................................25

ARTICLE VI CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................25
        6.1    Conduct of Business of the Company..........................................25
        6.2    No Solicitation.............................................................27
        6.3    Conduct of Business of Parent...............................................27

ARTICLE VII ADDITIONAL AGREEMENTS..........................................................28
        7.1    Approval of the Company Stockholders........................................28
        7.2    Access to Information; Interim Financial Information........................29
        7.3    Confidentiality.............................................................29
        7.4    Expenses....................................................................29
        7.5    Public Disclosure...........................................................29
        7.6    FIRPTA Compliance...........................................................29
        7.7    Reasonable Efforts..........................................................30
        7.8    Conduct; Notification of Certain Matters....................................30
        7.9    Tax-Free Reorganization.....................................................30
        7.10   Lock-Up Agreements..........................................................30
        7.11   Stockholder Agreements......................................................30
        7.12   Sale of Shares..............................................................31
        7.13   Blue Sky Laws...............................................................31
        7.14   Company Employee Benefit Plans; Form S-8....................................31
        7.15   HSR Filings; Antitrust and Other Legal Compliance...........................31
        7.16   Registration Rights Agreement...............................................32
        7.17   Additional Documents and Further Assurances.................................32
        7.18   Indemnification.............................................................32

ARTICLE VIII CONDITIONS TO THE MERGER......................................................33
        8.1    Conditions to Obligations of Each Party to Effect the Merger................33
        8.2    Additional Conditions to Obligations of the Company.........................33
        8.3    Additional Conditions to the Obligations of Parent and Merger Subsidiary....34

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
ARTICLE IX INDEMNIFICATION AND ESCROW......................................................35
        9.1    Survival of Representations and Warranties..................................35
        9.2    Indemnification and Escrow Arrangements.....................................35

ARTICLE X TERMINATION, AMENDMENT, WAIVER, CLOSING..........................................39
        10.1   Termination.................................................................39
        10.2   Effect of Termination.......................................................40
        10.3   Amendment or Supplement.....................................................40
        10.4   Extension of Time; Waiver...................................................40

ARTICLE XI GENERAL.........................................................................41
        11.1   Notices.....................................................................41
        11.2   Headings....................................................................42
        11.3   Counterparts................................................................42
        11.4   Entire Agreement; Assignment................................................42
        11.5   Severability................................................................42
        11.6   Other Remedies..............................................................43
        11.7   Governing Law...............................................................43
        11.8   Absence of Third-Party Beneficiary Rights...................................43



Exhibit A         Form of Lock-Up Agreement
Exhibit B         Form of Stockholder Agreement
Exhibit C         Form of Investment Representations
Exhibit D         Form of Registration Rights Agreement
Exhibit E         Form of Non Competition and Non Solicitation Agreement
Exhibit F         Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit G         Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
                  Popeo, P.C.
Exhibit H         Form of Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of the 20th day of December, 2000, by and among INCYTE GENOMICS, INC., a Delaware corporation ("PARENT"), DONNER ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY"), and PROTEOME, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and the Company deem it advisable and in the best interests of their respective stockholders to effect the merger hereafter provided for, in which the Company would merge with and into Merger Subsidiary and Merger Subsidiary would remain a wholly owned subsidiary of Parent (the "MERGER"); and

        WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"):

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, Parent, Merger Subsidiary and the Company hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Merger Subsidiary in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of the Company shall cease, and Merger Subsidiary shall be the surviving corporation (the "SURVIVING CORPORATION").

        1.2 Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "CLOSING DATE."

        1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").



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        1.4 Corporate Organization. At and after the Effective Time, the
Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

                                   ARTICLE II
                           EFFECT OF THE MERGER ON THE
                          CAPITAL STOCK OF THE COMPANY

        2.1 Effect on Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Parent, the Company or Merger Subsidiary:

        (a) Conversion of Company Common Stock. Each share of Common Stock of the Company, par value $.001 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Company Shares (as defined below) to be canceled pursuant to Section 2.1(c) ("EXCLUDED SHARES") and any Dissenting Shares (as such term is defined in and to the extent provided in Section 2.5)), shall be converted into the right to receive (the "COMMON MERGER CONSIDERATION"):

                (i) that number of shares of common stock, $.001 par value per share, of Parent ("PARENT COMMON") as is equal to the Common Stock Exchange Amount (as defined in Section 2.1(d) below); and

                (ii) cash equal to the Common Cash Exchange Amount (as defined in Section 2.1(d) below).

        (b) Conversion of Company Preferred Stock. Each share of Series A Preferred Stock of the Company, $.01 par value per share ("COMPANY PREFERRED STOCK" and, together with the Company Common Stock, "COMPANY SHARES"), issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares, any shares of Company Preferred Stock that are converted into shares of Company Common Stock immediately prior to the Effective Time and any Dissenting Shares), shall be converted into the right to receive (the "PREFERRED MERGER CONSIDERATION" and, together with the Common Merger Consideration, the "MERGER CONSIDERATION").

                (i) that number of shares of Parent Common as is equal to the Preferred Stock Exchange Amount (as defined in Section 2.1(d) below); and

                (ii) cash equal to the Preferred Cash Exchange Amount (as defined in Section 2.1(d) below).

        (c) Each Company Share held by the Company as treasury stock shall automatically be canceled and no payment shall be made with respect thereto.

        (d) Definitions.



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                (i) "APPLICABLE PARENT TRADING PRICE" shall mean the average of the closing prices per share of Parent Common on Nasdaq for the twenty
        (20) Trading Day period ending on the Trading Day immediately prior to the Closing Date. The Applicable Parent Trading Price shall be expressed as a decimal carried out to five places.

                (ii) "CASH CONSIDERATION" means $38,500,000 less the Cash Adjustment.

                (iii) "CASH ADJUSTMENT" means the Parent Share Increase multiplied by the Applicable Parent Trading Price.

                (iv) "COMMON AMOUNT" means the Common Equivalents Per Share Amount multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to two places.

                (v) "COMMON CASH EXCHANGE AMOUNT" means the quotient obtained by dividing (i) the product of the Cash Consideration and the Common Ratio by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to five places.

                (vi) "COMMON EQUIVALENTS AMOUNT" means $77,000,000 less the Preferred Liquidation Amount.

                (vii) "COMMON EQUIVALENTS PER SHARE AMOUNT" means the Common Equivalents Amount divided by the Common Equivalents Share Number, expressed as a decimal carried out to five places.

                (viii) "COMMON EQUIVALENTS SHARE NUMBER" means the sum of the Option Share Number, the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

                (ix) "COMMON RATIO" means the Common Amount divided by the Stockholder Amount, expressed as a decimal carried out to five places.

                (x) "COMMON STOCK EXCHANGE AMOUNT" means the quotient obtained by dividing (i) the product of the Stockholder Parent Share Number and the Common Ratio by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to five places.

                (xi) "COMMON SECURITYHOLDER" shall mean a holder of Company Common Stock.

                (xii) "FAIR MARKET VALUE" shall mean the quotient obtained by dividing (x) the sum of (A) the highest sale price per share for Parent Common on Nasdaq on the Closing Date (or, if the Closing Date shall not be a Trading Day, the Trading Day immediately prior to the Closing Date) and (B) the lowest sale price of Parent Common on Nasdaq on the Closing Date (or, if the Closing Date shall not be a Trading Day, the Trading Day



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p        immediately prior to the Closing Date), by (y) two (2), expressed as a decimal carried out to five places.

                (xiii) "MERGER CONSIDERATION SPREADSHEET" shall mean the spreadsheet attached hereto as Schedule 2.1, as the same may be amended on the Closing Date.

                (xiv) "NASDAQ" means the Nasdaq National Market.

                (xv) "OPTION EXCHANGE RATIO" means the Common Equivalents Per Share Amount divided by the Applicable Parent Trading Price, expressed as a decimal carried out to five places.

                (xvi) "OPTION SHARE NUMBER" means the number of shares of Company Common Stock issuable upon exercise of all Company Options (as defined in Section 2.2) outstanding immediately prior to the Effective Time (without regard to vesting or other limitations on exercisability).

                (xvii) "PARENT SHARE INCREASE" means the greater of zero and the number determined by the following formula (expressed as a decimal carried out to five places):

               [(0.45)(38,500,000)-(0.55)(P(c))(N)]
               ------------------------------------
                         0.55P(c)+0.45P(1)

               Where:

               P(1)   =      Applicable Parent Trading Price
               P(c)   =      Fair Market Value
               N      =      Tentative Stockholder Parent Share Number

                (xviii) "PREFERRED AMOUNT" means the product obtained by multiply (x) the sum of the Preferred Liquidation Amount Per Share and the Common Equivalents Per Share Amount by (y) the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to two places.

                (xix) "PREFERRED CASH EXCHANGE AMOUNT" means the quotient obtained by dividing (i) the product of the Cash Consideration and the Preferred Ratio by (ii) the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to five places.

                (xx) "PREFERRED LIQUIDATION AMOUNT" means the product obtained by multiplying the Preferred Liquidation Amount Per Share by the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to two places.

                (xxi) "PREFERRED LIQUIDATION AMOUNT PER SHARE" means $1.03602.

                (xxii) "PREFERRED RATIO" means the Preferred Amount divided by the Stockholder Amount, expressed as a decimal carried out to five places.



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

                (xxiii) "PREFERRED SECURITYHOLDER" shall mean a holder of Company Preferred Stock.

                (xxiv) "PREFERRED STOCK EXCHANGE AMOUNT" means the quotient obtained by dividing (i) the product of the Stockholder Parent Share Number and the Preferred Ratio by (ii) the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time, expressed as a decimal carried out to five places.

                (xxv) "SECURITYHOLDER" shall mean a Common Securityholder or a Preferred Securityholder.

                (xxvi) "STOCKHOLDER AMOUNT" means the Preferred Amount plus the Common Amount.

                (xxvii) "STOCKHOLDER PARENT SHARE NUMBER" means the Tentative Stockholder Parent Share Number plus the Parent Share Increase.

                (xxviii) "TENTATIVE PARENT SHARE NUMBER" means $38,500,000 divided by the Applicable Parent Trading Price, expressed as a decimal carried out to five places.

                (xxix) "TENTATIVE STOCKHOLDER PARENT SHARE NUMBER" means the Tentative Parent Share Number less the product of the Option Share Number and the Option Exchange Ratio, expressed as a decimal carried out to five places.

                (xxx) "TRADING DAY" shall mean a day on which securities are traded on Nasdaq.

        (e) Merger Consideration Spreadsheet.

                (i) The Merger Consideration Spreadsheet sets forth:

                        (A) the name of each Securityholder and the amount of
                cash and number of shares of Parent Common such Securityholder is entitled to receive pursuant to this Section 2.1, together with the cash amount in lieu of fractional shares in accordance with Section 2.7, with respect to the Company Shares held by such Securityholder as of the Effective Time, based on the assumptions set forth therein, including the Applicable Parent Trading Price set forth therein;

                        (B) with respect to holders of Company Options, the
                aggregate number of shares of Parent Common for which all Converted Company Options (as defined in Section 2.2) will be exercisable (without giving effect to any rounding of any individual Converted Company Option pursuant to Section 2.2).

                (ii) At the Closing, the Company shall deliver to Parent an updated Merger Consideration Spreadsheet setting forth the final calculations of the amounts due to each Securityholder holder and of Company Options, calculated in accordance with the provisions of this
        Article II.



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

        2.2 Conversion of Stock Options.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each unexpired and unexercised option to purchase Company Shares (a "COMPANY OPTION") granted under the Company's 1998 Employee, Director and Consultant Stock Option Plan, as amended (the "COMPANY PLAN"), outstanding immediately prior to the Effective Time shall be converted into an option to purchase Parent Common (a "CONVERTED COMPANY OPTION") (the aggregate number of Company Shares issuable upon the exercise of all outstanding Company Options immediately prior to the Effective Time is referred to herein as the "OUTSTANDING OPTION AMOUNT"). Each Company Option so converted by Parent will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such Company Option immediately prior to the Effective Time, except that (i) such Converted Company Option will be exercisable for that number of whole shares of Parent Common as is equal to the product of the number of Company Shares that were purchasable under the Company Option immediately prior to the Effective Time, multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common, and (ii) the per share exercise price for Parent Common issuable upon exercise of such Converted Company Option will be equal to the quotient obtained by dividing the exercise price per share of Company Shares at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. The parties intend that the conversion of Company Options hereunder will meet the requirements of section 424(a) of the Code and this Section 2.2(a) shall be interpreted in a manner consistent with such intention. Subject to the terms of the Company Options and the documents governing such Company Option, the Merger will not terminate or accelerate any Converted Company Option or any right of exercise, vesting or repurchase relating thereto with respect to Parent Common acquired upon exercise of such Converted Company Option. Holders of Company Options will not be entitled to acquire Company Shares after the Merger. Prior to the Effective Time, the Company will make any amendments to the terms of the Company Plan that are necessary to give effect to the transactions contemplated by this
Section 2.2.

        (b) As soon as practicable after the Effective Time, Parent shall issue to each holder of a Converted Company Option a document evidencing the conversion of the Company Option by Parent.

        2.3 Escrow Consideration. On the Closing Date, Parent shall deposit with the Escrow Agent referred to in Section 9.2(a) an amount in cash equal to $7,700,000 (the "ESCROW CONSIDERATION"), as collateral for the indemnification obligations of the Company pursuant to Article IX of this Agreement. The Merger Consideration Spreadsheet shall set forth for each Securityholder the portion of the Escrow Consideration that is allocable to such Securityholder.

        2.4 Surrender and Payment.

        (a) Prior to the Effective Time, Parent shall appoint an agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Company Shares for the Merger Consideration set forth in Section 2.1. Parent shall make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of Company Shares (less the Escrow Consideration to be deposited with the Escrow Agent). Prior to the Effective Time, Parent and



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

the Company shall send, to each holder of record of Company Shares at the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Company Shares to the Exchange Agent).

        (b) Securityholders, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Shares, together with a properly completed letter of transmittal covering such Company Shares, will be entitled to receive (i) the Merger Consideration payable in respect of such Company Shares, less Escrow Consideration to be deposited with the Escrow Agent on such holders' behalf pursuant to Section 2.3 and Article IX, and (ii) any dividends or other distributions to which such holders are entitled under
Section 2.4(g). Until so surrendered, each certificate representing Company Shares that have been converted into the right to receive Merger Consideration shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and the right to receive any dividends or other distributions payable pursuant to Section 2.4(g).

        (c) If any portion of the Merger Consideration is to be paid to a Person (as defined in Section 4.3) other than the registered holder of Company Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect the transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Company Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

        (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of Company Shares twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any holder who has not exchanged such holder's Company Shares for the Merger Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such holder's Company Shares. Notwithstanding the foregoing, neither Parent, the Company nor the Surviving Corporation shall be liable to any holder of Company Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Company Shares three years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a) to pay for Company Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

        (g) No dividends, interest or other distributions with respect to Parent Common constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing Company Shares until such certificates are surrendered as provided in this Section 2.4. Upon such surrender there shall be paid, without interest, to the Person in whose name the certificates representing shares of Parent Common into which such Company Shares were converted are registered, all dividends, interest and other distributions payable in respect of such shares of Parent Common on a date subsequent to, and in respect of a record date after, the Effective Time.

        2.5 Dissenting Shares. Notwithstanding Section 2.1, Company Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted or consented to the Merger in writing and who has demanded appraisal for such Company Shares in accordance with Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Company Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

        2.6 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Parent Common constituting part of the Merger Consideration shall be appropriately adjusted.

        2.7 Fractional Shares. No fractional shares of Parent Common shall be issued in the Merger. All fractional shares of Parent Common that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the Applicable Parent Trading Price by (ii) the fraction of a share of Parent Common to which such holder would otherwise have been entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems that would otherwise be caused by the issuance of fractional shares.

        2.8 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that



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

amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

        2.9 Lost Certificates. If any certificate representing Company Shares outstanding immediately prior to the Effective Time shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond, in such amount as the Exchange Agent may direct, as indemnity against any claim that shall be made against the Surviving Corporation or the Exchange Agent with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration to be paid in respect of the Company Shares represented by such certificate as contemplated by this Article II.

                                  ARTICLE III
                            THE SURVIVING CORPORATION

        3.1 Certificate of Incorporation. The Certificate of Incorporation of Merger Subsidiary in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to the current name of the Company.

        3.2 Bylaws. The Bylaws of Merger Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

        3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Surviving Corporation (or until their earlier resignation or removal), and except as may be specified by Parent pursuant to Schedule 3.3, the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as otherwise specifically set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and signed by the Chief Executive Officer or President of the Company (the "DISCLOSURE SCHEDULE"), the Company represents and warrants to both Parent and Merger Subsidiary as follows:

        4.1 Organization and Qualification.

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b) The Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on the Disclosure Schedule, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on the Company. As used in this Agreement, any reference to any event, change or effect being "MATERIAL" or "MATERIALLY ADVERSE" or having a "MATERIAL ADVERSE EFFECT" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition, properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole) except (i) any changes caused by the announcement or pendency of this transaction; (ii) any changes due to the economy generally; and (iii) any changes in the Company's industry specifically.

        (c) The Company has delivered or made available to Parent true, complete and correct copies, with respect to the Company, of its (i) Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and Bylaws ("BYLAWS") (or other applicable charter documents), as amended to the date hereof, (ii) minutes of all of directors' and stockholders' meetings (or other applicable meetings) and actions by written consent, complete and accurate as of the date hereof, (iii) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock or other equity interests and all rights to purchase capital stock or other equity interests, and (iv) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Restated Certificate and Bylaws and other applicable charter documents are in full force and effect.

        4.2 Capital Structure.

        (a) The authorized capital stock of the Company consists of 22,000,000 shares of Company Common Stock and 8,430,211 shares of Preferred Stock, $.01 par value per share, all of which have been designated as Company Preferred Stock. As of the date of this Agreement, there were issued and outstanding 10,612,750 shares of Company Common Stock and 8,430,211 shares of Company Preferred Stock. Each share of Company Preferred Stock is convertible into one share of Company Common Stock subject to certain adjustments specified in the Restated Certificate. As of the date of this Agreement, there were an aggregate of 8,430,211 shares of Company Common Stock reserved for issuance upon conversion of Company Preferred Stock. The rights, preferences and privileges of Company Common Stock and Company Preferred Stock are as set forth in the Restated Certificate.

        (b) As of the date of this Agreement, there were outstanding Company Options to acquire 1,775,615 shares of Company Common Stock. As of the date of this Agreement, there were an aggregate of 1,775, 615 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Options.

        (c) Other than as described in paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of the Company and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or securities convertible into or exchangeable for the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("VOTING DEBT").

        (d) Except as set forth in the Restated Certificate, none of the Company Shares are subject to repurchase at the option of the Company or are subject to redemption. All outstanding Company Shares are, and any Company Shares issued upon exercise of Company Options (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Restated Certificate or Bylaws or any agreement to which the Company is a party or by which the Company may be bound. All outstanding securities of the Company have been issued in compliance with applicable federal and state securities laws.

        (e) Section 4.2 of the Disclosure Schedule ("SCHEDULE 4.2") contains complete and accurate lists of the holders of outstanding Company Common Stock and Company Preferred Stock and the number of shares owned of record by each such holder, and the number of shares subject to Company Options, and the holders of outstanding Company Options, including in each case the addresses of such holders. Schedule 4.2 is complete and accurate on the date hereof and, if required, an updated Schedule 4.2 to be attached hereto will be complete and accurate as of the Closing Date. Such Schedule 4.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of the Company.

        (f) Schedule 4.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of the Company.

        (g) Except for any restrictions imposed by applicable federal and state securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any Company Shares.

        (h) Except as set forth on Schedule 4.2, the Company is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any Persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, the election of directors, the appointment of officers or other actions of the Company's Board of Directors (the "COMPANY BOARD") or the management of the Company.

        4.3 Subsidiaries; Equity Investments. The Company does not have and has never had any Subsidiaries and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity.

        As used in this Agreement, "SUBSIDIARY" when used with respect to any Person means any other Person, whether incorporated or unincorporated, in which such Person or any one or more of its Subsidiaries directly owns or controls (i) fifty percent (50%) or more of the securities or other ownership interests, including profits, equity or beneficial interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar function with respect to such other Person. As used in this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

        4.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the requisite approval of this Agreement by the Company's stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval of the Company Board, subject only to the requisite approval of this Agreement by the Company's stockholders. This Agreement has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

        4.5 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of the Company pursuant to (i) any provision of the Restated Certificate or Bylaws or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which the Company is a party or by which the properties or assets of the Company is bound, or (b) to the best knowledge of the Company after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to the Company or its properties or assets, except, in the case of clauses (a)(ii) and
(b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on the Company, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of the Company or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement. Section 203 of the DGCL is, as of the date hereof, and will be, at all times on or prior to the Effective Time, inapplicable to the Merger and the other transactions contemplated by this Agreement.

        4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby, and (c) filings that may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT").

        4.7 Financial Statements. The Company has previously furnished to Parent complete and accurate copies of the audited balance sheets as of December 31, 1999 and December 31, 1998, and the related audited statements of operations, statements of stockholders equity, and statements of cash flows for each of the fiscal years then ended, together with the notes thereto and the report and opinion of PricewaterhouseCoopers LLP relating thereto (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements comply as to form in all material respects with applicable accounting requirements. The Company has previously furnished to Parent a complete and accurate copy of the unaudited balance sheet as of September 30, 2000 and the related unaudited statements of operations, statements of stockholders equity, and statements of cash flows for the nine months then ended, together with the notes thereto (the "UNAUDITED FINANCIAL STATEMENTS" and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The balance sheet as of September 30, 2000 is hereinafter referred to as the "BALANCE SHEET." The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other, except that the Unaudited Financial Statements do not contain all of the footnote disclosure required by GAAP. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year end audit adjustments. At the date of the Balance Sheet (the "BALANCE SHEET DATE") and as of the Closing Date, except as set forth in the Disclosure Schedule, the Company had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected in the Financial Statements or the accompanying notes thereto, except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Financial Statements and which, under GAAP, would not have been required to be reflected in the Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements which are usual and normal in amount. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company's budget for the 12 months ending December 31, 2001 has previously been provided to Parent.

        4.8 Absence of Changes. From the Balance Sheet Date, except as otherwise contemplated by this Agreement or set forth in the Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no changes in the financial condition, business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on the Company, taken as a whole;

        (b) The Company has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 for any single occurrence;

        (c) The Company has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice and in any event not in excess of $20,000 for any single occurrence;

        (d) The Company has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock;

        (e) The Company has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (f) The Company has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice and in any event not in excess of $20,000 for any single item or $50,000 in the aggregate;

        (g) The Company has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $20,000 for any single item or $50,000 in the aggregate;

        (h) The Company has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (i) The Company has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of $10,000 for any single item;

        (j) The Company has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.18) except pursuant to licenses in the ordinary course of business;

        (k) The Company has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor agreed to do any of the foregoing;

        (l) The Company has not effected or agreed to effect any change in its directors, officers or key employees; and

        (m) The Company has not effected or committed itself to effect any amendment or modification in its Restated Certificate or Bylaws.

        4.9 Properties.

        (a) The Company does not own any real property, nor has it ever owned any real property. The Financial Statements reflect all of the real and personal property used by the Company in its business or otherwise held by the Company, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of the Company since the date of the Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. The Company has good and marketable title to all material assets and properties listed in the Financial Statements or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens which do not detract from the value of the assets or impair operations or liens for current taxes not yet delinquent. All of the material fixed assets and properties reflected in the Financial Statements or thereafter acquired are in reasonably good condition and repair for the requirements of the business as presently conducted by the Company.

        (b) Section 4.9 of the Disclosure Schedule contains a complete and accurate list of all real property leased by the Company (the "PROPERTIES"), the name of the lessor and the date of the lease. The Company does not have any options to purchase any such Properties or any other real property. To the knowledge of the Company, the Properties are held under valid, existing and enforceable leases. To the knowledge of the Company, the Properties and the operations of the Company thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the Properties or to such operations.

        4.10 Environmental Matters.

        (a) To the knowledge of the Company, the Company is, and at all times has been, in compliance with all applicable material local, state and federal statutes, orders, rules, ordinances, regulations, codes and policies and all judicial or administrative interpretations thereof (collectively, "ENVIRONMENTAL LAWS") relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. The Company has not received any notice of any investigation, claim or proceeding against the Company relating to Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law, and the Company is not aware of any fact or circumstance which is reasonably likely to impose a material environmental liability upon the Company. As used in this Agreement, "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, material, substance, waste, chemical or compound regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

        (b) To the knowledge of the Company, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by the Company. The Company has not disposed of any Hazardous Substances on or about such properties. To the knowledge of the Company, there is no present release or threatened release of any Hazardous Substances in, on, under or around such properties. To the knowledge of the Company, the Company has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

        (c) To the knowledge of the Company, the Company has all material permits, licenses and approvals required by Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, the Properties, and, to the knowledge of the Company, the Company is in material compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued, are in full force and effect, and, to the extent necessary, will be transferred to Parent at the Closing, and will remain in full force and effect as so transferred to Parent.

        4.11 Taxes.

        (a) For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "TAXING AUTHORITY") and (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify any other Person.

        (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of the Company (collectively, the "COMPANY RETURNS"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Financial Statements properly accrue for all actual or estimated Taxes with respect to all periods through the dates thereof consistent with past practice in accordance with GAAP. All information set forth in the notes to the Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

        (c) No Tax liability has been incurred since the date of the Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. The Company has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. To the knowledge of the Company, none of the Company Returns filed with respect to federal income tax returns for Taxable years of the Company in the case of the United States have been examined and closed. The Company has not been granted any extension or waiver of the limitation period applicable to any Company Return.

        (d) There is no claim, audit, action, suit, proceeding or, to the knowledge of the Company, investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Company which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither the Company nor any Person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due. Except as set forth in the Disclosure Schedule, the Company has not been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time. At no time has the Company been a member of any "affiliated group" of corporations within the meaning of section 1504 of the Code nor a Member of any combined or united group for state or local income or franchise tax purposes.

        (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 of the Code (as determined without regard to section 280G(b)(4)). Other than pursuant to this Agreement, the Company is not a party to or bound by (nor will it prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company. None of the assets of the Company (i) is property that the Company is required to treat as owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code. The Company has not participated in (and prior to the Effective Time the Company will not participate in) an international boycott within the meaning of section 999 of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of section 6661 of the Code. The Company has previously provided or made available to Parent complete and accurate copies of all the Company Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

        4.12 Employees and Employee Benefit Plans.

        (a) The Company has provided Parent with a complete and accurate list setting forth all employees and consultants of the Company as of the date hereof together with their titles or positions, dates of hire, regular work location and current compensation. Except as set forth in Section 4.12 of the Disclosure Schedule ("SCHEDULE 4.12"), the Company does not have any employment or consulting contract with any officer or employee or any other consultant or Person which is not terminable by it at will without liability, except for acceleration of options upon termination and except as the right of the Company to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in Schedule 4.12, the Company does not have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("EMPLOYEE PLANS") or any informal understanding with respect to the foregoing. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code.

        (b) Each Employee Plan has been maintained in material compliance with its terms, and all applicable ERISA and other requirements as to the filing of reports, documents and notices with governmental agencies and the furnishing of documents to participants or beneficiaries have been satisfied. The Company does not maintain, nor has it ever maintained or contributed to, any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        4.13 Labor Matters. There are no labor disputes or union organization activities pending or, to the knowledge of the Company, threatened between the Company and any of its employees. None of the employees of the Company belongs to any union or collective bargaining unit. To the knowledge of the Company, the Company has complied with all applicable and material foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

        4.14 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company which are necessary to the conduct of the Company's business ("PERMITS") are in full force and effect and, to the knowledge of the Company, the Company is not in violation of any Permit in any material respect. Except for exceptions which would not have a material adverse effect on the Company, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        4.15 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of the Company, threatened, against the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents, which is reasonably likely to have a material adverse effect on the Company, before any court, agency, authority, arbitration panel or other tribunal. The Company is not aware of any facts which, if known to stockholders, customers, suppliers, governmental authorities or other Persons, would be reasonably likely to result in any material liability in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company in default with respect to any notice, order, writ, injunction or decree.

        4.16 Contracts. Section 4.16 of the Disclosure Schedule contains a complete and accurate list of each executory contract and agreement in the following categories to which the Company is a party, or by which the Company is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty
(30) days' notice, in any case involving more than $10,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements in excess of $10,000 each;
(c) management or employment contracts over $100,000 annually, consulting or scientific advisory contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) warrants, repurchase rights at the option of the holder or other contracts or agreements relating to the issuance of capital stock or other equity interests of the Company; (f) contracts or agreements in excess of $10,000 with third parties who act as agents, brokers, consignees, sale representatives or distributors; (g) contracts or agreements with any director, officer, employee, consultant or holder of 10% or more of the Company's capital stock, not related to the performance of employment or consulting services; (h) powers of attorney or similar authorizations granted by the Company to third parties; (i) patent licenses, sublicenses, royalty agreements and other contracts or agreements to which the Company is a party, or otherwise subject, relating to Proprietary Rights; (j) personal property or capital equipment leases and other rental, use or service arrangements of the Company involving payment obligations in excess of $25,000 and which cannot be terminated without penalty on thirty (30) days' notice; and (k) other material contracts.

        The Company has not entered into any contract or agreement containing covenants limiting the right of the Company to compete in any business or with any Person.

        4.17 No Default.

        (a) Each of the contracts, agreements or other instruments referred to in Section 4.16 is a legal, binding and enforceable obligation by or against the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. To the knowledge of the Company, no party with whom the Company has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the business of the Company.

        (b) The Company has performed, or is now performing, the obligations of, and the Company is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified the

Company of any material claim, dispute or controversy with respect to any of the material executory contracts of the Company, nor has the Company received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        4.18 Proprietary Rights.

        (a) Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list (the "INTELLECTUAL PROPERTY DISCLOSURE SCHEDULE") of all patents and applications for patents, trademarks, trade names, service marks and copyrights, owned or used by the Company or in which it has any rights or licenses. Such list specifies, as applicable: (i) the title of the patents, service marks, trademarks and trade names and title of each application therefor; and (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application number. The Company has provided Parent with copies of all agreements (other than Proprietary Information and Invention Agreements referred to in Section 4.18(g) below) by which any officer, employee or consultant of the Company has assigned or conveyed to the Company title and ownership to patents, patent applications, trade secrets, and inventions developed or used by the Company in its business. All of such agreements are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

        (b) To the knowledge of the Company, the Company owns or possesses or has the right to obtain valid and enforceable licenses or other rights to all patents, patent applications, supplementary protection certificates and patent extensions, trademarks, trademark applications, trade secrets, service marks and service mark registrations, trade names, copyrights, inventions, business name registrations, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "PROPRIETARY RIGHTS"), material to the conduct of its business as it has been and is now being conducted or as it is currently proposed to be conducted. The Company has the right to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

        (c) To the knowledge of the Company, the operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, any material Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights, and to the knowledge of the Company none has been threatened against the Company. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use and to transfer the right to use, free of any rights or claims of others, all material Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all material products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted. The Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and to the best knowledge of the Company there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of the Company, nor, to the knowledge of the Company, is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Proprietary Right.

        (d) The Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which the Company is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. The Company has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

        (e) The Company has taken all other measures it deems reasonable and appropriate to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to the Company is contingent upon maintenance of the confidentiality thereof.

        (f) The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company's Proprietary Rights of the rights to such contributions that the Company does not already own by operation of law.

        (g) Each employee and officer of and consultant to the Company has executed a Proprietary Information and Inventions Agreement or other nondisclosure agreement in the forms provided to Parent. To the knowledge of the Company, no employee or officer of or consultant to the Company is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer.

        4.19 Insurance. The Company has provided Parent with copies of all insurance policies to which the Company is a party or is a beneficiary or named insured, and all such insurance policies are in full force and effect. There have been no claims in excess of $25,000 asserted under any of the insurance policies of the Company in respect of all general liability, professional liability, property liability and worker's compensation and medical claims since the Company's incorporation.

        4.20 Brokers or Finders. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby, except that the Company has employed CIBC World Markets Corp. ("CIBC") as financial advisors in connection with the transactions contemplated hereby. The Company has disclosed in writing to Parent prior to the date hereof its arrangements with such financial advisors.

        4.21 Related Parties. Except as set forth in Section 4.21 of the Disclosure Schedule ("SCHEDULE 4.21") no officer, director or affiliate (other than a venture capital investor) of the Company has, either directly or indirectly, (a) a material interest in any corporation, partnership, firm or other Person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company, or (b) a beneficial interest in any material contract or agreement to which the Company is a party or by which the Company may be bound.

        4.22 Certain Advances. Other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of $5,000 for any one individual, there are no receivables of the Company owing from directors, officers, employees, consultants or stockholders of the Company.

        4.23 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to Parent pursuant to this Agreement have been furnished to Parent. All such documents furnished to Parent are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed in writing to Parent.

        4.24 No Misleading Statements. No representation or warranty made herein, in the Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. The Company has disclosed to Parent all material information of which it is aware relating specifically to the operations and business of the Company as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

        4.25 Information Statement. The information supplied by the Company for inclusion in the information statement to be sent to the stockholders of the Company in connection with the meeting of the Company stockholders to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") or in connection with any written consent of stockholders of the Company (such information statement as amended or supplemented is referred to herein as the "INFORMATION STATEMENT") shall not, on the date the Information Statement is first mailed to the Company stockholders, at the time of the Company Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Information Statement, the Company shall promptly inform Parent and Merger Subsidiary and shall communicate such information to the Company stockholders in an appropriate manner. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Subsidiary which is contained in any of the foregoing documents.

                                   ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Parent and Merger Subsidiary represent and warrant to the Company as follows:

        5.1 Organization. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on Parent and its subsidiaries, taken as a whole. The copies of Merger Subsidiary's Certificate of Incorporation and Bylaws that have been delivered to the Company are complete and correct and in full force and effect. All of the issued and outstanding capital stock of Merger Subsidiary is owned by Parent.

        5.2 Authority. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by each of Parent and Merger Subsidiary of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, including approval of the Board of Directors of Parent (the "PARENT BOARD"). This Agreement has been duly executed and delivered on behalf of each of Parent and Merger Subsidiary and constitutes a legal, valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

        5.3 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Parent or any of its subsidiaries, including Merger Subsidiary, pursuant to (i) any provision of Parent's or Merger Subsidiary's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Parent or any of its subsidiaries is a party or by which the properties or assets of Parent or any of its subsidiaries is bound, or
(b) to the knowledge of Parent after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Parent or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Parent or Merger Subsidiary in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Parent of the transactions contemplated hereby, and (c) filings that may be required pursuant to the HSR Act.

        5.5 SEC Documents. Parent has furnished to the Company complete and accurate copies of Parent's Annual Report on Form 10-K for the year ended December 31, 1999, Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, and Parent's Proxy Statement for its Annual Meeting of Stockholders held on June 5, 2000, all filed with the SEC under the Exchange Act ("PARENT'S SEC FILINGS"). As of their respective filing dates, Parent's SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, Parent's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        5.6 Shares of Parent Common. The shares of Parent Common to be issued pursuant to the Merger will, when issued and delivered to the Securityholders and the shares of Parent Common to be issued pursuant to the Converted Company Options will, when issued and delivered to the holders thereof on payment of the consideration provided for therein, be duly authorized, validly issued, fully paid and nonassessable.

        5.7 No Material Adverse Change. Since September 30, 2000, there has not occurred: (a) any change that resulted or would reasonably be expected to result in a material adverse effect on Parent and its subsidiaries, taken as a whole (it being understood that changes in trading prices for Parent's securities shall not be taken into account in determining whether there has been or could or would be a material adverse effect); (b) any amendment or change in Parent's Certificate of Incorporation or Bylaws; or (c) any damage to, destruction or loss of any assets of Parent (whether or not covered by insurance) that resulted or would reasonably be expected to result in a material adverse effect on Parent and its subsidiaries, taken as a whole.

        5.8 Brokers or Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby, except that Parent has employed Chase Securities Inc. as financial advisors in connection with the transactions contemplated hereby.

        5.9 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes) contained in Parent's SEC Filings complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted for presentation in quarterly reports on Form 10-Q) and fairly presented, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to, normal and recurring year-end audit adjustments. Since September 30, 2000, there has been no material adverse change in the financial condition of Parent and its Subsidiaries, taken as a whole.

        5.10 Litigation. Except as disclosed in Parent's SEC filings, there is no (a) claim, action, suit or proceeding pending or, to the knowledge of Parent, threatened against or relating to Parent or its Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (b) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Parent or any Subsidiary of Parent was or is a party except, in the case of clauses (a) and (b) above, such as would not, individually and in the aggregate, either impair Parent's ability to consummate the Merger or have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

                                   ARTICLE VI
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        6.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except as contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, key employees and independent contractors, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

        Following the date of this Agreement, the Company shall promptly notify Parent of any materially negative event related to the Company or the business of the Company. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of
Parent:

        (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

        (b) Transfer to any Person or entity any material Proprietary Rights, other than pursuant to licenses in the ordinary course of business;

        (c) Enter into any material agreements (or material amendments thereto) pursuant to which any unrelated third party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company other than in the ordinary course of business consistent with past practice;

        (d) Amend or otherwise modify, except in the ordinary course of business, or violate the material terms of, any of the agreements set forth or described in the Disclosure Schedule;

        (e) Commence any material litigation;

        (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except pursuant to purchase rights under agreements with employees and consultants;

        (g) Except for the issuance of Company Shares upon exercise of presently outstanding Company Options (as to which the Company shall deduct and withhold such amounts as it is required to deduct and withhold under any provision of federal, state, local or foreign tax law) or upon conversion of outstanding Company Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

        (h) Cause or permit any amendments to its Restated Certificate or Bylaws (or other charter documents);

        (i) Acquire or agree to acquire any assets in excess of $25,000 in the case of a single transaction, or acquire by merging or consolidating with or by purchasing or by any other manner, any equity securities;

        (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

        (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

        (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee other than pursuant to the existing agreements of the Company;

        (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers to any Person whose aggregate annual base salary would exceed $50,000, pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with Parent, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business consistent with past practice;

        (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

        (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of (i) liabilities reflected or reserved against in the Financial Statements and that are not in excess of $25,000 or (ii) liabilities that arose in the ordinary course of business subsequent to the Balance Sheet Date and that are not in excess of $25,000, or (iii) liabilities under contracts entered into in the ordinary course of business, which payments are due in accordance with the terms of such contracts and that are not in excess of $25,000; or (iv) expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby and that are not in excess of $25,000;

        (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

        (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (p) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        6.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement, the Company agrees that it shall not, directly or indirectly, take any of the following actions with any party other than Parent and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or acquisition of any kind of material portion of the capital stock or assets of the Company (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than Parent and Merger Subsidiary.

        6.3 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees (except as contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to not declare, set aside or pay any dividend on its capital stock, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Following the date of this Agreement, and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent shall promptly notify the Company of any materially negative event related to Parent or its business.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

        7.1 Approval of the Company Stockholders. The Company and Parent will prepare as soon as reasonably practicable the Information Statement and if the Company holds a stockholders' meeting, a proxy statement, in form and substance reasonably acceptable to Parent, with respect to the solicitation of written consents and/or proxies from the stockholders of the Company to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information so as to permit compliance by Parent with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Parent Common Stock in the Merger. The Information Statement shall include a solicitation of consents necessary to prevent the acceleration of stock options in connection with this Agreement from giving rise to a "parachute payment" under section 280G of the Code. Prior to the Closing Date and at the earliest practicable date following the date hereof, the Company will solicit written consents from its stockholders seeking, or hold the Company Stockholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If the Company holds the Company Stockholders Meeting, the Board of Directors will solicit proxies from the Company's stockholders to vote such stockholders' shares at the Company Stockholders Meeting. In soliciting such written consent or proxies, the Board of Directors of the Company will recommend to the stockholders of the Company that they approve this Agreement and the Merger and the Company shall use all reasonable efforts (i) to obtain the approval of the stockholders of the Company entitled to vote on or consent to approve this Agreement and the Merger in accordance with the DGCL and the Restated Certificate and to approve the items necessary to prevent the acceleration of stock options in connection with this Agreement from giving rise to a "parachute payment" under section 280G of the Code, (ii) to cause each of the Securityholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to appoint a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common, and (iii) to obtain the agreement of the Preferred Securityholders that, subject to the consummation of the Closing, the dividend on the outstanding shares of Company Preferred Stock shall be deemed to cease to accrue on and after December 15, 2000, and (iv) to obtain the acknowledgement of the Securityholders that (A) the Merger Consideration shall be allocated as set forth on the Merger Consideration Spreadsheet, and such allocation is in full satisfaction of the amounts such Securityholders are entitled to receive pursuant to Section B of Article Fourth of the Restated Certificate and (B) the amount of the Escrow Consideration to be delivered in respect of each such Securityholder shall be as set forth on the Merger Consideration Spreadsheet.

        7.2 Access to Information; Interim Financial Information. Subject to any applicable contractual confidentiality obligations (which each party shall use all commercially reasonable efforts to cause to be waived) each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its and its subsidiaries' properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law or previously agreed to by the parties) of it and its subsidiaries as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Promptly following the end of each month between the date of this Agreement and the Closing Date, the Company shall prepare and furnish to Parent financial statements of the Company as of and for the month and year-to-date periods ending on the last day of such month, all prepared in a manner consistent with the Company's past practice.

        7.3 Confidentiality. Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Non-Disclosure Agreement between Parent and the Company, effective as of November 19, 2000.

        7.4 Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        7.5 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of Nasdaq, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement or the transactions contemplated hereby shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, provided, however, that either party may make necessary, nonconfidential disclosures to employees, consultants, customers, suppliers and shareholders (after consultation with the other party, if practical).

        7.6 FIRPTA Compliance. The Company shall, as soon as practicable prior to the Effective Time, deliver to Parent a copy of a statement conforming with the requirements of Income Tax Regulations sections 1.897-2(h) and 1.1445-2(c)(3) and in form and substance satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute "United States real property interests" under section 897(c) of the Code. In addition, simultaneously with delivery of such statement, the Company shall provide to Parent, as agent for the Company, a form of notice to the Internal Revenue Service conforming with the requirements of Income Tax Regulations section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of the Company following the Effective Time.

        7.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither the Company nor Parent shall be required to agree to any divestiture by Parent or the Company, as may be applicable, or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of Parent or its affiliates or the Company or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        7.8 Conduct; Notification of Certain Matters. Each of Parent and the Company shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of the Company or Parent or Merger Subsidiary, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of the Company or Parent or Merger Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.8 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

        7.9 Tax-Free Reorganization. Parent and the Company shall each use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of section 368 of the Code. Parent and the Company shall each use reasonable efforts to obtain opinions from counsel to the Company and counsel to Parent, respectively, that the Merger is a reorganization within the meaning of section 368 of the Code, and the Company and Parent shall each make certain representations and warranties as requested by counsel to the Company and counsel to Parent, respectively, in connection with such opinions.

        7.10 Lock-Up Agreements. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of James I. Garrels, Joan E. Brooks and Robert Merold, an executed Lock-Up Agreement in the form attached hereto as Exhibit A. Parent and Merger Subsidiary shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common to be received by such individuals pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common, consistent with the terms of such Lock-Up Agreements.

        7.11 Stockholder Agreements. The Company shall deliver or cause to be delivered to

Parent, concurrently with the execution of this Agreement, from each of the stockholders set forth on Schedule 7.11 who hold in the aggregate a majority of the outstanding Company Shares (and a majority of the shares of any class or series of Company Shares required to approve this Agreement and the Merger), an executed Stockholder Agreement with Parent in substantially the form attached hereto as Exhibit B.

        7.12 Sale of Shares. The parties hereto acknowledge and agree that the shares of Parent Common issuable to the Securityholders pursuant to Section 2.1 shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The certificates for such shares of Parent Common shall bear appropriate legends to identify such shares as being restricted under the Securities Act and, if applicable to comply with applicable state securities laws, to notice the restrictions on the transfer of such shares under such laws. The parties acknowledge that Parent is relying upon certain representations made by the Securityholders in the Investment Representations in substantially the form attached hereto as Exhibit
C. The Company agrees to use all commercially reasonable efforts to cause all of its stockholders to make the representations set forth in the Stockholder Certificates.

        7.13 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Parent Common pursuant hereto. The Company shall use all reasonable efforts to assist Parent as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Parent Common pursuant hereto.

        7.14 Company Employee Benefit Plans; Form S-8. Parent agrees to file a registration statement on Form S-8 no later than forty-five (45) days after the Closing relating to the shares of Parent Common underlying the Converted Company Options and shall use commercially reasonable efforts to maintain the effectiveness (and current status) of such registration statement for so long as such Converted Company Options remain outstanding. The Company agrees that its 401(k) Plan or any other 401(k) plans may be terminated, frozen, modified or merged into the appropriate Parent qualified plans as of or after the Effective Time, as determined by Parent in its sole discretion.

        Employees of the Company shall be afforded the opportunity to participate in Parent's 401(k) plan following the Effective Time.

        7.15 HSR Filings; Antitrust and Other Legal Compliance. Subject to the terms and conditions herein provided, the Company and Parent shall promptly, as required, make their respective filings and submissions and shall take or cause to be taken all action and do, or cause to be done all things necessary, proper or advisable to comply with the provisions of the HSR Act, and the Company agrees to use all reasonable efforts to cause any stockholder of the Company to do the same. Without limiting the generality of the foregoing, the Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of the Company and

Parent shall (i) give the other party prompt notice of the commencement of any material legal proceeding by or before any court or other governmental body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such legal proceeding and (iii) except as may be prohibited by any governmental body or by any legal requirement, permit the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document filed with or provided to any governmental body in connection with any such legal proceeding.

        7.16 Registration Rights Agreement. Parent and the holders of Company Shares shall have entered into the Registration Rights Agreement attached hereto as Exhibit D.

        7.17 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        To that end, the Company shall use all commercially reasonable efforts to cause (a) James I. Garrels, Joan E. Brooks and Robert Merold, to enter into Non Competition and Non Solicitation Agreements in the form attached hereto as Exhibit E, which form is reasonably satisfactory to Parent and such individuals ("NON COMPETITION AGREEMENTS"), and (b) cause the parties to the agreements listed in Section 7.17 of the Disclosure Schedule to deliver their consents, approvals or waivers, as appropriate, to the Merger and the transactions contemplated hereby.

        7.18 Indemnification. Parent shall cause the Surviving Corporation to maintain and perform in the same manner the Company's existing indemnification provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the extent permitted or required under applicable law and the Restated Certificate and Bylaws in effect as of the date hereof (to the extent consistent with applicable law), for a period of not less than six (6) years after the Effective Time. In the event that (i) Parent causes the Surviving Corporation to consolidate with or merge with or into any other entity and the Surviving Corporation is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) causes the Surviving Corporation to transfer or convey all or substantially all of the Surviving Corporation's properties and assets to any entity, then and in each such case, to the extent necessary to effect the purposes of this Section 7.18, proper provision shall be made so that the successors or assigns of the Surviving Corporation assume the obligations set forth in this Section 7.18, and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

        8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

        (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

        (c) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

        8.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. Each of Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. Each of Parent and Merger Subsidiary shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the Chief Executive Officer or President to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.

        (d) Legal Opinion. The Company shall have received a legal opinion from Pillsbury Madison & Sutro LLP, counsel to Parent, in substantially the form attached hereto as Exhibit F.

        (e) Tax Opinion. The stockholders of the Company shall have received a written opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, to the effect set forth in Section 7.9.

        (f) Non Competition Agreements. Each of James I. Garrels, Joan E. Brooks and Robert Merold shall have entered into a Non Competition Agreement.

        (g) Registration Rights Agreement. Parent shall have entered into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D.

        8.3 Additional Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. Each of the Company and Merger Subsidiary shall have furnished Parent with a certificate dated the Closing Date signed on behalf of it by its Chief Executive Officer or President to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.

        (d) Legal Opinion. Parent shall have received a legal opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., legal counsel to the Company, in substantially the form attached hereto as Exhibit G.

        (e) Tax Opinion. Parent shall have received a written opinion from Pillsbury Madison & Sutro LLP, counsel to Parent, to the effect set forth in
Section 7.9.

        (f) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals, assignments and waivers set forth in Section 7.17 of the Disclosure Schedule, subject to no term, condition or restriction unacceptable to Parent in its sole discretion.

        (g) Resignations. Parent shall have received the resignations of the directors and officers of the Company to be effective immediately upon the Closing.

        (h) Dissenters' Rights. Holders of more than 5% of the outstanding Company Shares shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their Company Shares by virtue of the Merger.

        (i) Escrow Agreement. The Escrow Agent referred to in Section 9.2(a) and the Securityholder Agent referred to in Section 9.2(c) shall have entered into the Escrow Agreement in substantially the form attached hereto as Exhibit H (the "ESCROW AGREEMENT").

        (j) Registration Rights Agreement. The Securityholders shall have entered into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D.

                                   ARTICLE IX
                           INDEMNIFICATION AND ESCROW

        9.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year after the Closing Date (the "ESCROW EXPIRATION DATE") and shall not be affected by any investigation conducted for or on behalf of Parent with respect thereto or any knowledge acquired by Parent or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this Article IX.

        9.2 Indemnification and Escrow Arrangements.

        (a) Escrow Fund and Indemnification. Subject to the limitations set forth herein, by approval and adoption of this Agreement, each of the Securityholders agrees to indemnify Parent for such Securityholder's pro rata portion of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by Parent or the Surviving Corporation as a result of any inaccuracy or breach of a representation or warranty of the Company contained herein or in any instrument delivered pursuant to this Agreement or any failure by the Company to perform or comply with any covenant contained herein (hereinafter individually a "LOSS" and collectively "LOSSES"). Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the date hereof, which if resolved at the date hereof would have led to a reduction in the aggregate Merger Consideration. The adoption and approval of this Agreement by the Securityholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Consideration in escrow and the appointment of the Securityholder Agent (as defined in paragraph (c) below). At the Effective Time, the Securityholders will be deemed to have received and deposited with the Escrow Agent the Escrow Consideration, without any act of any Securityholder. As soon as practicable after the Effective Time, the Escrow Consideration will be deposited with Chase Manhattan Bank and Trust Company, N.A. (or such other institution acceptable to Parent and the Securityholder Agent), as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent and the Surviving Corporation for any Losses. The right of Parent and the Surviving Corporation after the Effective Time to assert indemnification claims and receive indemnification payments from the Escrow Fund pursuant to this Article IX shall be the sole and exclusive right and remedy exercisable by such parties with respect to any inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the limitations contained in this Section 9.2(a) shall not apply to fraud or willful misconduct. Parent may not receive any Escrow Consideration from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (e) below) identifying Losses, the aggregate cumulative amount of which exceed $100,000, have been delivered to the Escrow Agent as provided in paragraph (e), at which time, Parent may recover from the Escrow Fund the entire amount of the cumulative Losses. Except for fraud or willful misconduct by such Securityholder, no Securityholder shall be liable to Parent or Merger Subsidiary for any amount other than its proportionate share of the Escrow Fund.

        (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Escrow Expiration Date (the "ESCROW PERIOD"). Promptly after the Escrow Expiration Date, and except as set forth below, the Escrow Agent shall deliver to the Securityholders the remaining portion of the Escrow Fund after the satisfaction of any Losses. Notwithstanding the foregoing, the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that, together with the aggregate amount remaining in the Escrow Fund, is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 9.2(g) hereof, to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of the Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period. As soon as any such Loss has been resolved, the Escrow Agent shall deliver to the Securityholders the remaining portion of the Escrow Fund not required to satisfy any other such unresolved Loss. Deliveries of Escrow Consideration to the Securityholders pursuant to this Section 9.2 shall be made in proportion to their respective original contributions to the Escrow Fund.

        (c) Securityholder Agent; Power of Attorney.

                (i) In the event that this Agreement is approved and adopted by the Company's stockholders, effective upon such consent, and without further act of any stockholder, Robert W. Jevon, shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Securityholder, for and on behalf of Securityholders, to give and receive notices and communications, to object to deliveries of Escrow Consideration to Parent in satisfaction of claims by Parent, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Securityholders from time to time upon not less than thirty (30) days' prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Securityholders.

                (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Securityholders on whose behalf the Escrow Consideration was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

        (d) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (e) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before 5:00 p.m. California time on the Escrow Expiration Date of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses and specifying an aggregate amount thereof, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and if no objection is received from the Securityholder Agent in accordance with
Section 9.2(f) hereof, the Escrow Agent shall, subject to the provisions of
Section 9.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, Escrow Consideration in an amount equal to such Losses.

        (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Consideration pursuant to Section 9.2(e) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of Escrow Consideration from the Escrow Fund in accordance with Section 9.2(e) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

        (g) Resolution of Conflicts; Arbitration.

                (i) In case the Securityholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Escrow Consideration from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent of a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not award less than any amount of losses conceded by the Securityholder Agent as being properly payable from the Escrow Fund nor any amount in excess of the total losses sought by Parent, and shall in no event award punitive damages.

                (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Palo Alto, California, under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

                (iv) The fees of the arbitration or arbitrators shall be shared one-half by Parent and one-half by the Securityholders. Fees to be paid by Securityholders shall be borne pro rata in accordance with their respective ownership of Company Shares immediately prior to Closing and may, with the consent of the Securityholder Agent and Parent, be paid from the Escrow Fund.

        (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Securityholders for whom a portion of the Escrow Consideration otherwise issuable or payable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of the Securityholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each Securityholder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

        (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Securityholders, shall be entitled, at the expense of the Securityholder, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event of any settlement, without the consent of the Securityholder Agent, no information relating to the settlement may be introduced in arbitration. In the event that the Securityholder Agent has consented in writing to any such settlement and acknowledged that the claim by Parent is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

                                   ARTICLE X
                     TERMINATION, AMENDMENT, WAIVER, CLOSING

        10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) By mutual consent of the Company and Parent;

        (b) By Parent or the Company if: (i) the Effective Time has not occurred by January 31, 2001 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) the approval and adoption of this Agreement by the Company's stockholders shall not have been obtained;

        (c) By Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a material adverse effect on Parent or would reasonably be expected to have a material adverse effect on Parent's ability to realize the benefits expected from the Merger.

        (d) By Parent if the Company Board shall have failed to recommend or modifies in a manner adverse to Parent its recommendation concerning this Agreement or shall have disclosed in any manner its intention to modify in a manner adverse to Parent such recommendation; or

        (e) By Parent if the Company Board makes any recommendation with respect to an Acquisition Transaction, except a recommendation against an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation) or the Company Board shall have resolved to take any such action and publicly disclosed this resolution.

        Where action is taken to terminate this Agreement pursuant to this
Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Subsidiary or the Company, or their respective subsidiaries, officers, directors or stockholders, provided that the provisions of Sections 7.3 and 7.4 and
Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        10.3 Amendment or Supplement.

        (a) This Agreement may be amended or supplemented at any time before or after approval of this Agreement by the stockholders of the Company to the extent permitted under Section 251(d) of the DGCL. No amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

        (b) Subject to the preceding paragraph, this Agreement may be amended in a writing executed by the Chief Executive Officer of the Company and the Chief Executive Officer of Parent in order to modify the structure of the Merger to substitute for Merger Subsidiary another directly or indirectly wholly owned subsidiary of Parent, pursuant to which such subsidiary shall then become a party to this Agreement and all references in this agreement to Merger Subsidiary shall thereafter be deemed to refer to such substituted subsidiary of Parent.

        10.4 Extension of Time; Waiver. At any time prior to the Effective Time, Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, may, to the extent legally allowed:

        (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

        (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and

        (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

        Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                     GENERAL

        11.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

        (a)    If to Parent or Merger Subsidiary to:

               Incyte Genomics, Inc.
               3160 Porter Drive
               Palo Alto, CA 94304
               Attn:  Chief Executive Officer
               Fax: (650) 855-0572

               with a copy to:

               Pillsbury Madison & Sutro LLP
               50 Fremont Street
               San Francisco, CA 94105
               Attn:  Stanton D. Wong, Esq.
               Fax:  (415) 983-1200

        (b)    If to the Company to:

               Proteome, Inc.
               100 Cummings Center
               Suite 435M
               Beverly, MA 01915-6115
               Attention:  President
               Fax: (978) 816-0198
               with a copy to:

               Mintz, Levin, Cohn, Ferris,
                 Glovsky and Popeo, P.C.
               One Financial Center
               Boston, MA 02111
               Attn:  Jeffrey M. Wiesen, Esq.
               Fax:  (617) 542-2241

        (c)    If to the Securityholder Agent:

               Robert W. Jevon
               c/o Boston Millennia Partners Limited Partnership
               30 Rowes Wharf
               Suite 330
               Boston, MA 02110
               Fax:  (617) 428-5160

               with a copy to:

               Mintz, Levin, Cohn, Ferris,
                 Glovsky and Popeo, P.C.
               One Financial Center
               Boston, MA 02111
               Attn:  Jeffrey M. Wiesen, Esq.
               Fax:  (617) 542-2241

or to such other Persons as may be designated in writing by the parties, by a notice given as aforesaid.

        11.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        11.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        11.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other Person any rights or remedies hereunder (except as provided in Section 11.8 below); and (c) except as contemplated by Section 10.3 shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

        11.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        11.8 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other Person, and all provisions hereof will be personal solely between the parties to this Agreement, except that the provisions of Sections 2.1 and 7.16 are intended for the benefit of the Securityholders; the provisions of Sections
2.2 and 7.14 are intended for the benefit of holders of Company Options; and the provisions of Section 7.18 shall be for the benefit of, and enforceable by, the indemnified Persons referred to therein.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.


                                            INCYTE GENOMICS, INC.


                                            By: /s/ ROY A. WHITFIELD
                                               ---------------------------------
                                               Name:  Roy A. Whitfield
                                               Title:  Chief Executive Officer


                                            DONNER ACQUISITION CORPORATION


                                            By: /s/ ROY A. WHITFIELD
                                               ---------------------------------
                                               Name:  Roy A. Whitfield
                                               Title:  President


                                            PROTEOME, INC.

                                            By: /s/ JAMES I. GARRELS
                                               ---------------------------------
                                               Name: James I. Garrels
                                               Title:  President and CEO